Exhibit 10.1

IRREVOCABLE UNDERTAKING

TO:

Noble Finco Limited

3rd Floor, 1 Ashley Road

Cheshire WA14 2DT

United Kingdom

(“TopCo” or the “Offeror”)

and

Noble Corporation

13135 Dairy Ashford, Suite 800

Sugar Land, TX 77478

United States

(“Noble”)

and

The Drilling Company of 1972 A/S

Lyngby Hovegade 85

2800 Kgs. Lyngby

Denmark

(“Maersk Drilling”)

FROM:

APMH Invest A/S

Esplanaden 50

1263 Copenhagen

Denmark

(“us”, “we”)

Date: 10 November 2021

Dear Sir/Madam

1	MERGER OF NOBLE AND MAERSK DRILLING

1.1

We understand that Topco, Noble, Noble Merger Sub, a limited company incorporated under the laws of the Cayman Islands and a direct wholly owned subsidiary of Topco, and Maersk Drilling, are parties to that certain Business Combination Agreement dated on or around the date of this

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agreement (as amended, supplemented or otherwise modified from time to time in accordance with its terms, the “Business Combination Agreement” and the transactions contemplated therein, including the Offer (as defined below), the “Merger”). Upon entering into the Business Combination Agreement, we understand that the Offeror has agreed and undertaken to launch a takeover offer to the shareholders of Maersk Drilling for all of the outstanding shares in Maersk Drilling of nominal value DKK 10 (each a “Share” and collectively the “Shares”) on the terms and conditions set out in the Business Combination Agreement by way of a voluntary public tender exchange offer (including any new, increased, renewed or revised offer, the “Offer”) in accordance with the Danish Capital Markets Act (in Danish “kapitalmarkedsloven”) and the Executive Order No. 636 of 15 May 2020 on Takeover Bids (in Danish: “bekendtgørelse om overtagelsestilbud”) (the “Danish Takeover Order”) and the Offeror will publish the draft announcement attached to this irrevocable undertaking as Appendix 1.1 the “Press Announcement”).

1.2	Capitalised terms used but not otherwise defined herein shall have the meanings ascribed to them in the Business Combination Agreement.

2	REPRESENTATIONS AND WARRANTIES

2.1	Subject to the release of the Press Announcement, we hereby irrevocably and unconditionally undertake to and represent and warrant that:

(a)

as at the date of this irrevocable undertaking, we are the legal and beneficial owner of 17,283,590 Shares and can exercise or procure the exercise of 17,283,590 voting rights, in aggregate (representing 41.6% of the outstanding Shares and 41.6% of the voting rights of Maersk Drilling as at the date hereof) (the “Shareholder Shares”);

(b)

we have full power and authority and the right (free from any legal or other restrictions) and will at all times continue to have all relevant power and authority and the right, to enter into and perform our obligations under this irrevocable undertaking in accordance with its terms;

(c)

we have obtained all consents, approvals and authorisations required by us in connection with the entry into and performance of our obligations under this irrevocable undertaking, including taken all necessary corporate actions to authorise the execution, delivery and performance of this irrevocable undertaking, and all such consents, approvals and authorisations are in full force and effect;

(d)	this irrevocable undertaking constitutes a legal, valid and binding agreement on us, enforceable against us in accordance with its terms; and

(e)

the execution and delivery of this irrevocable undertaking by us does not, and the consummation of the transactions contemplated hereby will not, conflict with or violate our constitutional documents or any agreement or instrument to which we are a party or which is binding upon us or the Shareholder Shares.

3	DEALINGS AND UNDERTAKINGS

3.1

Except as expressly contemplated by the Business Combination Agreement, we hereby irrevocably undertake to the Offeror that until this undertaking lapses in accordance with paragraph 7 below, we shall not without the Offeror’s prior written consent:

(a)

sell, transfer, dispose of, charge, pledge, encumber, grant any option over or otherwise dispose of or permit the lending, sale, transfer, disposal of, lien, charging, pledging or other disposition or creation or grant of any other encumbrance, option or right of or over all or any of such Shareholder Shares or any other shares and/or voting rights in Maersk Drilling issued or unconditionally allotted to, or otherwise acquired by us after signing of this irrevocable undertaking (“Further Shareholder Shares”) or perform any such actions or permit any such actions to be taken with respect to our interest in such Shareholder Shares or Further Shareholder Shares, including entering into any derivative, swap (whether synthetic

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or with physical settlement) or other agreement or transactions, in whole or in part, directly or indirectly, having a similar economic effect as any of the foregoing, nor shall we enter into any agreement or arrangement (whether conditional or not) to do any of the foregoing, and nor shall we accept (or permit to be accepted) any offer in respect of all or any of the Shareholder Shares or Further Shareholder Shares;

(b)	accept, in respect of the Shareholder Shares or any Further Shareholder Shares, any offer or other transaction made in competition with or which might otherwise frustrate the Merger;

(c)

vote, in respect of the Shareholder Shares or any Further Shareholder Shares, in favour of any resolution to approve any Company Alternative Proposal which is proposed in competition with or which might otherwise frustrate the Merger;

(d)	(other than pursuant to the Merger) enter into any agreement or arrangement, incur any obligation or give any indication of intent:

(i)	to do any of the acts referred to in paragraphs 3.1(a) to 3.1(c); or

(ii)	which, in relation to the Shareholder Shares or any Further Shareholder Shares, would or might restrict or impede us accepting the Offer,

and for the avoidance of doubt, references in this paragraph 3.1(d) to any agreement, arrangement, obligation or indication of intent includes any agreement, arrangement, obligation or indication of intent whether or not legally binding or subject to any condition or which is to take effect if the Offer lapses or is withdrawn or if this undertaking ceases to be binding or following any other event.

3.2

Further, we irrevocably undertake to the Offeror that until this undertaking lapses in accordance with paragraph 7 below, we shall not take any steps, actions or undertake any dealings which in effect will cause us to be acting in concert with Noble or TopCo or any other party pursuant to the definition of “acting in concert” set out in the Danish Takeover Order in respect of Maersk Drilling.

3.3

We agree to be bound by and subject to the first sentence of Section 7.5(a) (No Solicitation by the Company) of the Business Combination Agreement to the same extent as such provisions apply to the Company, as if we were directly party thereto.

4	UNDERTAKING TO ACCEPT THE OFFER

4.1	Subject to the release of the Press Announcement, we irrevocably and unconditionally undertake that:

(a)

we shall accept the Offer in respect of the Shareholders Shares and any Further Shareholder Shares in accordance with the procedure for acceptance set out in the formal document containing such Offer (the “Offer Document”) not later than five business days after the Offeror publishes the Offer Document to the Maersk Drilling shareholders and shall accept the Offer in respect of any Further Shareholder Shares in accordance with the same procedure as soon as reasonably practicable and in any case not later than five business days after we have become the registered holder of the Further Shareholder Shares;

(b)	we shall not withdraw any acceptances of the Offer;

(c)

the Offeror shall acquire the Shareholder Shares and any Further Shareholder Shares pursuant to the Offer free of any lien, charge, option, equity or encumbrance of any nature whatsoever and together with all rights of any nature attaching to those shares; and

(d)

we undertake not to exercise our entitlement to receive any cash consideration (save for cash consideration paid for fractional shares, if any), which you may offer to the shareholders in Maersk Drilling in connection with the Offer.

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5	VOTING RIGHTS

5.1	From the time the Offeror releases the Press Announcement announcing the Merger and until this undertaking lapses in accordance with paragraph 7, we irrevocably undertake that we shall:

(a)

Exercise the voting rights attached to the Shareholder Shares and any Further Shareholder Shares on a Relevant Resolution (as defined in paragraph 5.2) only in accordance with the Offeror’s directions;

(b)

exercise the rights attaching to the Shareholder Shares and any Further Shareholder Shares to requisition or join in requisitioning any general meeting of Maersk Drilling pursuant to the Danish Companies Act for the purposes of considering a Relevant Resolution; and

(c)

for the purpose of voting on a Relevant Resolution, execute any form of proxy or postal vote required by the Offeror appointing any person nominated by the Offeror to attend and vote at the relevant general meeting of Maersk Drilling (and shall not revoke the terms of any such proxy or postal vote whether in writing, by attendance or otherwise).

5.2	A Relevant Resolution means, unless such resolution relates to a Company Superior Proposal:

(a)

a resolution (whether or not amended) proposed at a general meeting of Maersk Drilling, or at an adjourned meeting, the passing of which is required to implement the Merger (including for the avoidance of doubt a resolution to (i) delist the shares of Maersk Drilling at a time when the Offer has been declared unconditional, but prior to ownership to the Shareholder Shares or the Further Shareholder Shares has been transferred to the Offeror and/or (ii) change the management of Maersk Drilling as agreed between Noble, Offeror and Maersk Drilling) or which, if not passed, might result in any condition of the Merger not being fulfilled or which might impede or frustrate the Merger in any way (including, for the avoidance of doubt, any resolution to approve any merger, demerger or other transaction in relation to Maersk Drilling which is proposed in competition with or which might frustrate the Merger);

(b)	a resolution to adjourn a general meeting of Maersk Drilling whose business includes the consideration of a resolution falling within paragraph 5.2(a); and

(c)	a resolution to amend a resolution falling within paragraph 5.2(a) or paragraph 5.2(b).

6	CONFIDENTIALITY

6.1	We acknowledge and irrevocably consent to:

(a)

the publication of the Press Announcement, and any other announcement of the Merger containing references to us solely in our capacity as the registered holder(s) of any of the Shareholder Shares or Further Shareholder Shares, or in which we have or will have (as the case may be) a beneficial interest;

(b)

the inclusion of references to factual information about the particulars of this irrevocable undertaking being set out in any announcement, circular, offer document, merger document, prospectus or equivalent document related to the Merger, the Offer or the Merger (as defined in the Business Combination Agreement); and

(c)	this irrevocable undertaking being published on a website, however only to the extent required by law, rules or regulation.

6.2

For the avoidance of doubt, other than as set out in paragraph 6.1(a) and 6.1(b) any announcement or statement referencing us in any capacity or to our parent company or our ultimate parent company, or the inclusion of any factual information about the particulars of this irrevocable undertaking in any document is not permitted without our prior written consent (not to be unreasonably withheld).

6.3	We further acknowledge that we are obliged to inform you after becoming aware that we will not be able to comply with the terms of this irrevocable undertaking or no longer intend to do so.

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6.4

We understand that the information provided to us in relation to the Merger is given in confidence and must be kept confidential, save for discussions with and review by our advisors (such advisors to be subject to confidentiality not less strict than us) or as required by applicable law, rules or regulation, until the Press Announcement, a formal announcement pursuant to section 4 of the Danish Takeover Order and the Offer Document (as applicable) containing details of the Merger have been released or the information has otherwise become generally or publicly available. To the extent any of the information is inside information for the purposes of the EU Market Abuse Regulation (Regulation (EU) No 596/2014), we shall comply with the applicable restrictions in those enactments on dealing in securities and disclosing inside information.

7	LAPSE OF UNDERTAKING

7.1	This undertaking shall lapse if:

(a)	the Business Combination Agreement is terminated in accordance with its terms;

(b)	the Offeror announces that it does not intend to make or proceed with the Merger; or

(c)	the Offer lapses or is withdrawn and no new, revised or replacement Offer is announced, within 10 business days.

7.2

If this undertaking lapses, we shall have no claim against the Offeror, Noble or Maersk Drilling, and the Offeror, Noble and Maersk Drilling shall have no claim against us, save in respect of any prior breach thereof.

8	SPECIFIC PERFORMANCE

8.1

We agree that, if we fail to comply with any of the undertakings in paragraphs 3, 4 and/or 5 or breach any of our other obligations under this irrevocable undertaking, damages may not be an adequate remedy and accordingly the Offeror, Noble and Maersk Drilling shall each individually be entitled to seek the remedies of specific performance, injunction or other equitable relief.

9	MISCELLANEOUS

9.1

Our undertakings under this irrevocable undertaking are made to the benefit of Noble, TopCo and Maersk Drilling, and each of these parties may request and enforce our fulfilment of our obligations hereunder.

9.2

This irrevocable undertaking shall not oblige Noble, TopCo and Maersk Drilling to announce or proceed with or complete the Merger. Further, we acknowledge that none of the addressees of this irrevocable undertaking shall have any liability in respect of the obligations of any of the other addressees pursuant to this irrevocable undertaking.

9.3	This irrevocable undertaking may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9.4

Amendments and supplements to this irrevocable undertaking as well as the waiver of any rights or obligations under this irrevocable undertaking shall only be valid if made in writing and signed by all the parties hereto. This also applies to any amendment to, or cancellation of, this written form clause.

9.5

If one or several provisions of this irrevocable undertaking should be or become invalid or unenforceable, the remaining provisions hereof shall not be affected thereby. In lieu of the invalid or unenforceable provision, such valid and enforceable provision shall apply, which corresponds as closely as possible to our commercial intention. The foregoing shall also apply to matters to which this irrevocable undertaking is silent.

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10	GOVERNING LAW AND JURISDICTION

10.1	This irrevocable undertaking and any non-contractual obligations arising out of or in connection with this irrevocable undertaking shall be governed by and construed in accordance with Danish law.

10.2

Any dispute arising out of or in connection with this irrevocable undertaking (but not, for the avoidance of doubt, the Business Combination Agreement) whether on a contractual or non-contractual basis shall be finally settled by arbitration administrated by The Danish Institute of Arbitration in accordance with the rules of arbitration procedure adopted by The Danish Institute of Arbitration and in force at the time when such proceedings are commenced. The seat of arbitration shall be Copenhagen.

10.3	The arbitral tribunal shall be composed of three arbitrators appointed by The Danish Institute of Arbitration of which one arbitrator shall be the Chairman of the arbitration tribunal.

10.4	The language to be used in the arbitral proceedings shall be English unless otherwise agreed upon by us, Noble, TopCo and Maersk Drilling.

10.5

We, Noble, TopCo and Maersk Drilling undertake and agree that all arbitral proceedings conducted with reference to this Clause 10 will be kept strictly confidential. This confidentiality undertaking shall cover the fact that arbitration has been initiated, all information disclosed in the course of such arbitral proceedings, as well as any decision or award that is made or declared during the proceedings. Information covered by this confidentiality undertaking may not, in any form, be disclosed to a third party without the prior written consent of all Parties hereto. Notwithstanding the previous sentences in this clause, a Party shall not be prevented from disclosing such information in order to safeguard in the best possible way its rights vis-á-vis the other Party in connection with the dispute, or if the Party is obliged to so disclose pursuant to statute, regulation, a decision by an authority, a stock exchange, contract or similar.

[Signatures on the following pages]

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Accepted by:

By a duly authorised	)
representative for an on behalf of	)
APMH Invest A/S	)
/s/ Martin Larsen
Signature
Name: Martin Larsen

By a duly authorised	)
representative for an on behalf of	)
APMH Invest A/S	)
/s/ Jan Nielsen
Signature
Name: Jan Nielsen

[Signature page to Irrevocable Undertaking]

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Accepted by:

By a duly authorised	)
representative for an on behalf of	)
Noble Finco Limited	)
/s/ Matthew Brodie
Signature
Name: Matthew Brodie

By a duly authorised	)
representative for an on behalf of	)
Noble Finco Limited	)
/s/ Darren Ayling
Signature
Name: Darren Ayling

[Signature page to Irrevocable Undertaking]

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Accepted by:

By a duly authorised	)
representative for an on behalf of	)
Noble Corporation	)
/s/ Robert W. Eifler
Signature
Name: Robert W. Eifler

By a duly authorised	)
representative for an on behalf of	)
Noble Corporation	)
/s/ William E. Turcotte
Signature
Name: William E. Turcotte

[Signature page to Irrevocable Undertaking]

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Accepted by:

By a duly authorised	)
representative for an on behalf of	)
The Drilling Company of 1972 A/S	)
/s/ Jørn P. Madsen
Signature
Name: Jørn P. Madsen

By a duly authorised	)
representative for an on behalf of	)
The Drilling Company of 1972 A/S	)
/s/ Claus V. Hemmingsen
Signature
Name: Claus V. Hemmingsen

[Signature page to Irrevocable Undertaking]